Exhibit 12

               CLAYTON HOMES, INC. AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                         (Dollar Amounts In Thousands)

                                                             For Year Ended June 30,
                           --------------------------------------------------------------------------------------------
                                 1998              1999               2000               2001              2002
                           --------------------------------------------------------------------------------------------
                                                       Earnings
-----------------------------------------------------------------------------------------------------------------------
Income from operation
before taxes                       $222,100           $245,968           $228,625     $169,351           $197,046
Interest on Indebtedness              4,285             19,976              6,781        6,267              9,379
Portion of rents
representative of
interest factor                       1,235              1,449              1,486        1,469              1,414
                                   --------           --------           --------        -----              -----
Income as adjusted                  227,620            267,393            236,892      177,087            207,839
                                    =======            =======            =======      =======            =======

                                                    Fixed Charges
-----------------------------------------------------------------------------------------------------------------------
Interest on Indebtedness              4,285             19,976              6,781        6,267              9,379
Portion of rents
representative of
interest factor                       1,235              1,449              1,486        1,469              1,414
                                   --------           --------           --------        -----              -----

Fixed Charges                         5,520             21,425              8,267        7,736             10,793
                                   ========           ========            =======        =====             ======

                                          Ratio of Earnings to Fixed Charges
-----------------------------------------------------------------------------------------------------------------------

                                      41.24              12.48              28.65        22.89              19.26